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Exhibit 99.1

FOR IMMEDIATE RELEASE

Options Talent Group to Effect Reverse Stock Split and Symbol Change

Orlando, Fla. September 19, 2002—Options Talent Group (OTC Bulletin Board: OPTG-News) announced today that the previously approved 100-to-one reverse split of its common stock will become effective on Friday, September 20, 2002. The reverse stock split will be accompanied by a corresponding reduction in the authorized number of shares of common stock from 500,000,000 to 5,000,000. Fractional shares resulting from the reverse stock split will be rounded up to a full share of common stock. Also on September 20, 2002, the trading symbol of Options Talent Group will change to OTTG.

Caution Concerning Forward-Looking Statements by Options Talent Group

This document includes certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and factors affecting the integration of the business of Options Talent Group. More detailed information about these factors may be found in filings by Options Talent Group with the Securities & Exchange Commission, including their most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. Options Talent Group is under no obligation to, and expressly disclaim any such obligation to, update, or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Options Talent Group

Contact:

Trans Continental Talent, Inc. (www.tctalent.com)
Mark Tolner, CEO
888 590-9994
mtolner@tctalent.com

OPTIONS TALENT GROUP
Press Release
September 19, 2002

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  Exhibit 99.1
FOR IMMEDIATE RELEASE